UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: October 5, 2010

NovaBay Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5980 Horton Street, Suite 550, Emeryville, CA   94608
(Address of Principal Executive Offices)   (Zip Code)

(510) 899-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K, filed by NovaBay Pharmaceuticals, Inc., on October 12, 2010, to correct the disclosure regarding committee appointments.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2010, the Board of Directors of NovaBay Pharmaceuticals, Inc. elected Gail Maderis as a member of the Board of Directors. Ms. Maderis was elected to replace Dr. Harry Hixson, who recently resigned from the Board.  Ms. Maderis was elected as a Class III director, which class of directors shall serve until the 2013 annual meeting of stockholders.  Ms. Maderis’ election brings the total number of directors to eight (8).

Ms. Maderis was also simultaneously appointed to the Audit Committee and Compensation Committee of the Board of Directors.

As a director of NovaBay, Ms. Maderis will be entitled to compensation that NovaBay pays to its non-employee directors, as disclosed in NovaBay’s proxy statement filed with the Securities and Exchange Commission on April 22, 2010.

There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Ms. Maderis had, or will have, a direct or indirect material interest. Additional information about Ms. Maderis can be found in the press release that is included as Exhibit 99.1 to the Form 8-K filed by NovaBay Pharmaceuticals, Inc. on October 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc. (Registrant)

By:	/s/ Thomas J. Paulson
Thomas J. Paulson
Chief Financial Officer and Treasurer
Dated: December 20, 2010